SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                February 17, 2000


                             STEELTON BANCORP, INC.
                   -------------------------------------------
               (Exact name of Registrant as Specified in Charter)



          Pennsylvania               0-26499           25-1830745
----------------------------- --------------------- ----------------------
(State or Other Jurisdiction  (Commission File No.) (IRS Employer Identification
     of Incorporation)                              Identification Number)


51 South Front Street, Steelton, PA                           17113
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code:     (717) 939-1966
                                                        --------------


                                 Not Applicable
         --------------------------------------------------------------
          (Former name or former address, if changed since last Report)





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                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------


Item 5.  Other Events
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         On February  17, 2000,  the  Registrant  announced  that it intended to initiate a repurchase of up to 5%, or 19,250 shares of its outstanding common stock. On February 23, 2000, the Registrant announced that it intended to initiate an additional repurchase of up to 4%, or 14,500 shares of its outstanding common stock to fund the restricted stock plan of the Registrant's wholly-owned subsidiary, Mechanics Savings Bank. The Registrant announced that both repurchase programs would be achieved through open market transactions, subject to the availability of stock, market conditions the trading price of the stock and the Company's financial performance. The 4% repurchase is expected to be completed by June 30, 2000 and the 5% repurchase by July 8, 2000.

         For further  details,  reference  is made to the Press  Releases  dated
February 17, 2000 and February  23, 2000,  which are attached  hereto as Exhibit
99.1 and 99.2 and which are incorporated herein by this reference.


Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits
         -----------------------------------------------------


Exhibit 99.1 -- Press Release  dated  February 17, 2000.
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Exhibit 99.2 -- Press Release dated February 23, 2000.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         STEELTON BANCORP, INC.


Date: February 25, 2000             By:  /s/Harold E. Stremmel
                                         ---------------------------------------
                                         Harold E. Stremmel
                                         President and Chief Executive Officer





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